NORTHERN LIGHTS FUND TRUST IV

December 13, 2024

State Street Bank and Trust Company One Heritage Drive Building

1 Heritage Drive Mail Stop OHD0100

North Quincy MA 02171

Attention: Senior Vice President – Custody Operations

With a copy to:

State Street Bank and Trust Company One Congress Street

Boston, MA 02114 Attention: Legal Division

Re: Northern Lights Fund Trust IV (the “Trust”)

Ladies and Gentlemen:

In accordance with Section 29.13, the Additional Clients provision, of the Custody Agreement dated as of October 20, 2021, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each entity thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Trust hereby requests that State Street act as Custodian for Main Sector Rotation ETF, Main Thematic Innovation ETF, Main International ETF and Main BuyWrite ETF, each a series of the Trust, under the terms of the Agreement, and that Appendix A to the Agreement is hereby amended and restated as set forth on Exhibit A attached hereto. In connection with such request, the undersigned Trust hereby confirms, as of the date hereof, its representations and warranties set forth in the Agreement.

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Trust.

Sincerely,

Northern Lights Fund Trust IV on behalf of:

Main Sector Rotation ETF Main Thematic Innovation ETF Main International ETF

Main BuyWrite ETF

By: /s/ Wendy Wang

Name: Wendy Wang

Title: President , Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

Information Classification: Limited Access

By: /s/ Scott Shirrell

Name: Scott Shirrell

Title: Managing Director , Duly Authorized

Effective Date: January 30, 2025

Information Classification: Limited Access

EXHIBIT A

Appendix A

As Amended December 13, 2024 CLIENTS

Trust Name

Northern Lights Fund Trust IV

Fund
FM Focus Equity ETF (f/k/a FMC Excelsior Focus Equity ETF)	(ETF)
FM Compounders Equity ETF	(ETF)
Main Sector Rotation ETF	(ETF)
Main Thematic Innovation ETF	(ETF)
Main International ETF	(ETF)
Main BuyWrite ETF	(ETF)

Information Classification: Limited Access